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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Key Production Company, Inc. of our report dated February 17, 2000, relating to the financial statements of Columbus Energy Corp., which appears in Columbus Energy Corp.'s Annual Report on Form 10-K for the year ended November 30, 1999, which is included in this Registration Statement. We also consent to the reference to us under the heading "Experts."

PricewaterhouseCoopers LLP

Denver, Colorado

November 29, 2000